As filed with the Securities and Exchange Commission on February 19, 2020

Registration No. 333-224206

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Brookfield Renewable Partners L.P.

(Exact name of registrant as specified in its charter)

Bermuda	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 295-1443	Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 (302) 738-6680
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Name, Address and Telephone Number of Agent For Service)

Copies to:

Mile T. Kurta, Esq.

Torys LLP

1114 Avenue of the Americas

New York, New York 10036

(212) 880-6000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C., filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to
Section 7(a)(2)(B).  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Limited Partnership Units	(1)	(1)	(1)	(2)
Preferred Limited Partnership Units	(1)	(1)	(1)	(2)

(1)

Omitted pursuant to General Instruction II.F. of Form F-3. An indeterminate aggregate initial offering price or number of limited partnership units or preferred limited partnership units are being registered as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (Registration No. 333-224206) (the “Registration Statement”) of Brookfield Renewable Partners L.P. is being filed to (i) register preferred limited partnership units pursuant to the Registration Statement, (ii) make corresponding changes to the prospectus included in Part I of the Registration Statement, change the date on the cover page of the prospectus to correspond to the date of this post-effective amendment and update as appropriate the information contained in such prospectus and (iii) file or incorporate by reference additional exhibits to the Registration Statement.

Brookfield Renewable Partners L.P.

Limited Partnership Units

Preferred Limited Partnership Units

Brookfield Renewable Partners L.P. (the “Partnership”) may, from time to time, issue and sell limited partnership units (the “LP Units”) and preferred limited partnership units (“Preferred LP Units”), and certain selling unitholders may sell LP Units, in one or more offerings pursuant to this prospectus. The LP Units and the Preferred LP Units are collectively referred to in this prospectus as the “Units.”

Each time Units are offered, the Partnership will file a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference, before you invest in the Units.

The LP Units are traded on the New York Stock Exchange (the “NYSE”) under the symbol “BEP” and the Toronto Stock Exchange (the “TSX”) under the symbol “BEP.UN”. We will provide information in the applicable prospectus supplement for the trading market, if any, for any Preferred LP Units we may offer.

An investment in the Units involves a high degree of risk. See “Risk Factors” beginning on page 1.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is February 19, 2020.

You should rely only on the information contained, or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by the Partnership or on the Partnership’s behalf. The Partnership has not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. References to this “prospectus” include documents incorporated by reference herein. See “Documents Incorporated by Reference.” The Partnership is not making an offer of these securities in any jurisdiction where an offer is not permitted and, therefore, this document may only be used where it is legal to offer these securities. The information in this prospectus or the documents incorporated by reference is accurate only as of the date on the front of such documents. Our business, financial condition, results of operations and prospects may have changed since then.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that the Partnership filed with the U.S. Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, the Partnership may sell the Units in one or more offerings. This prospectus provides you with a general description of the Units. Each time the Partnership sells the Units, the Partnership will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the securities that may be offered hereunder.

Unless the context requires otherwise, when used in this prospectus, the terms “Brookfield Renewable,” “we,” “us” and “our” refer to the Partnership collectively with its subsidiary entities and operating entities.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “$” or “US$” are to U.S. dollars, and all references to “C$” are to Canadian dollars.

WHERE YOU CAN FIND MORE INFORMATION

The Partnership is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and the Partnership will fulfill its obligations with respect to these requirements by filing or furnishing reports with the SEC. In addition, the Partnership is required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding the Partnership and other issuers that file electronically with the SEC.

In addition, you may read and copy any reports, statements or other information, other than confidential filings, that the Partnership files with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, the Canadian equivalent of the SEC’s electronic document gathering and retrieval system. Our reports are also available on our website at https://bep.brookfield.com. The information on our website is not incorporated by reference into this Registration Statement and should not be considered a part of this Registration Statement or the prospectus of which it forms a part, and the reference to our website in this Registration Statement and the related prospectus is an inactive textual reference only.

As a foreign private issuer, the Partnership is exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and its officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of Units. In addition, the Partnership is not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, the Partnership intends to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm. The Partnership also intends to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Partnership to “incorporate by reference” into this prospectus certain documents that the Partnership files with or furnishes to the SEC. This means that the Partnership can disclose important information to you by referring to those documents. Any reports filed by the Partnership with the SEC after the date of this prospectus and before the date that the offering of the Units by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

1.	the Partnership’s annual report on Form 20-F for the fiscal year ended December 31, 2018, filed on March 1, 2019 (as amended on March 1, 2019 and March 22, 2019) (the “Annual Report”);

2.

the Partnership’s unaudited interim consolidated financial statements and management’s discussion and analysis for the three months ended March  31, 2019, filed as Exhibits 99.2 and 99.3 to the Form 6-K filed on May 2, 2019;

3.

the Partnership’s unaudited interim consolidated financial statements and management’s discussion and analysis for the three and six months ended June  30, 2019, filed as Exhibits 99.2 and 99.3 to the Form 6-K filed on July 31, 2019;

4.

the Partnership’s unaudited interim consolidated financial statements and management’s discussion and analysis for the three and nine months ended September  30, 2019, filed as Exhibits 99.2 and 99.3 to the Form 6-K filed on November 12, 2019; and

5.	the Partnership’s report on Form 6-K filed on February 19, 2020.

All annual reports filed by the Partnership with the SEC on Form 20-F and any Form 6-K filed or furnished by the Partnership that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. The Partnership shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to the Partnership, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to:

Brookfield Renewable Partners L.P.

Corporate Secretary

73 Front Street, 5th Floor

Hamilton HM 12

Bermuda

+1 (441) 295-1443

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained in this prospectus, or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CAUTION REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference in this prospectus contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. Forward-looking statements may include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Forward-looking statements in this prospectus and the documents incorporated by reference herein include statements regarding the quality of Brookfield Renewable’s assets and the resiliency of the cash flow they will generate, Brookfield Renewable’s anticipated financial performance, future commissioning of assets, contracted portfolio, technology diversification, acquisition opportunities, expected completion of acquisitions, future energy prices and demand for electricity, economic recovery, achieving long-term average generation, project development and capital expenditure costs, diversification of shareholder base, energy policies, economic growth, growth potential of the renewable asset class, the future growth prospects and distribution profile of Brookfield Renewable and Brookfield Renewable’s access to capital. Forward-looking statements can be identified by the use of words such as “plans”, “expects”, “scheduled”, “estimates”, “intends”, “anticipates”, “believes”, “potentially”, “tends”, “continue”, “attempts”, “likely”, “primarily”, “approximately”, “endeavors”, “pursues”, “strives”, “seeks” or variations of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information in this prospectus and the documents incorporated by reference herein are based upon reasonable assumptions and expectations, we cannot assure you that such expectations will prove to have been correct. You should not place undue reliance on forward-looking statements and information as such statements and information involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information.

Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: changes to hydrology at our hydroelectric facilities, to wind conditions at our wind energy facilities, to irradiance at our solar facilities or to weather generally, as a result of climate change or otherwise, at any of our facilities; volatility in supply and demand in the energy markets; our inability to re-negotiate or replace expiring power purchase agreements, power guarantee agreements or similar long-term agreements between a seller and buyer of electrical power generation on similar terms; increases in water rental costs (or similar fees) or changes to the regulation of water supply; advances in technology that impair or eliminate the competitive advantage of our projects; an increase in the amount of uncontracted generation in our portfolio; industry risks relating to the power markets in which we operate; the termination of, or a change to, the hydrological balancing pool administered by the government of Brazil; increased regulation of our operations; concessions and licenses expiring and not being renewed or replaced on similar terms; our real property rights for wind and solar renewable energy facilities being adversely affected by the rights of lienholders and leaseholders that are superior to those granted to us; increases in the cost of operating our plants; our failure to comply with conditions in, or our inability to maintain, governmental permits; equipment failures, including relating to wind turbines and solar panels; dam failures and the costs and potential liabilities associated with such failures; force majeure events; uninsurable losses and higher insurance premiums; adverse changes in currency exchange rates and our inability to effectively manage foreign currency exposure; availability and access to interconnection facilities and transmission systems; health, safety, security and environmental risks; disputes, governmental and regulatory investigations and litigation; counterparties to our contracts not fulfilling their obligations; the time and expense of enforcing contracts against non-performing counter-parties and the uncertainty of success; our operations being affected by local communities; fraud, bribery, corruption, other illegal acts or inadequate or failed internal processes or systems; our reliance on computerized business systems, which could expose us to cyber-attacks; newly developed technologies in which we invest not performing as anticipated; labor disruptions and economically unfavorable collective bargaining agreements; the economic viability of the feedstock supplier of our biomass cogeneration facilities being linked to the market price for sugar and ethanol, and the prices of these commodities being cyclical and affected by general economic

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conditions in Brazil and globally; our inability to finance our operations due to the status of the capital markets; operating and financial restrictions imposed on us by our loan, debt and security agreements; changes to our credit ratings; our inability to identify sufficient investment opportunities and complete transactions; the growth of our portfolio and our inability to realize the expected benefits of our transactions or acquisitions, including the proposed transaction for TerraForm Power, Inc. (“TerraForm Power”); uncertainties as to whether an agreement of the proposed transaction for TerraForm Power will be negotiated and executed; uncertainties as to whether TerraForm Power will cooperate with the Partnership regarding the proposed transaction; uncertainties as to whether TerraForm Power’s independent committee will approve any transaction proposed by the Partnership; uncertainties as to whether the TerraForm’s stockholders not affiliated with the Partnership will approve any transaction; uncertainties as to whether the other conditions to the proposed transaction for TerraForm Power will be satisfied or satisfied on the anticipated schedule; incurrence of significant costs in connection with the proposed transaction for TerraForm Power; our inability to develop greenfield projects or find new sites suitable for the development of greenfield projects; delays, cost overruns and other problems associated with the construction and operation of generating facilities and risks associated with the arrangements we enter into with communities and joint venture partners; Brookfield Asset Management Inc. (“Brookfield”)’s election not to source acquisition opportunities for us and our lack of access to all renewable power acquisitions that Brookfield identifies; we do not have control over all our operations or investments; political instability or changes in government policy, or unfamiliar cultural factors; foreign laws or regulation to which we become subject as a result of future acquisitions in new markets; changes to government policies that provide incentives for renewable energy; a decline in the value of our investments in securities, including publicly traded securities of other companies; we are not subject to the same disclosure requirements as a U.S. domestic issuer; the separation of economic interest from control within our organizational structure; future sales and issuances of LP Units, Preferred LP Units or securities exchangeable for LP Units, or the perception of such sales or issuances, could depress the trading price of the LP Units or Preferred LP Units; the incurrence of debt at multiple levels within our organizational structure; being deemed an “investment company” under the U.S. Investment Company Act of 1940; the risk that the effectiveness of our internal controls over financial reporting; our dependence on Brookfield and Brookfield’s significant influence over us; the departure of some or all of Brookfield’s key professionals; changes in how Brookfield elects to hold its ownership interests in Brookfield Renewable; Brookfield acting in a way that is not in the best interests of Brookfield Renewable or our unitholders; and other factors described in this prospectus, including those set forth under “Risk Factors”.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. The forward-looking statements represent our views as of the date of this prospectus and the documents incorporated by reference herein and should not be relied upon as representing our views as of any date subsequent to such dates. While we anticipate that subsequent events and developments may cause our views to change, we disclaim any obligation to update the forward-looking statements, other than as required by applicable law. For further information on these known and unknown risks, please see “Risk Factors”.

The risk factors included in this prospectus and in the documents incorporated by reference could cause our actual results and our plans and strategies to vary from our forward-looking statements and information. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. We qualify any and all of our forward-looking statements and information by these risk factors. Please keep this cautionary note in mind as you read this prospectus and the documents incorporated by reference.

SUMMARY

The Offer and Expected Timetable

The Partnership or selling unitholders may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of the Units. The actual per Unit price of the Units that the Partnership will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

The LP Units are listed on the NYSE under the symbol “BEP” and the TSX under the symbol “BEP.UN”. We will provide information in the applicable prospectus supplement for the trading market, if any, for any Preferred LP Units we may offer.

The Partnership

The Partnership is a Bermuda exempted limited partnership that was established on June 27, 2011 under the provisions of the Exempted Partnerships Act 1992 of Bermuda and the Limited Partnership Act 1883, as amended, of Bermuda. The Partnership’s head and registered office is 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda, its website is https://bep.brookfield.com and the telephone number is +1.441.295.3304.

The Partnership invests in renewable assets directly, as well as with institutional partners, joint venture partners and in other arrangements. Our portfolio includes approximately 19,000 megawatts (“MW”) of installed capacity and annualized long-term average generation of approximately 56,700 gigawatt hours, in addition to a development pipeline of approximately 13,000 MW, making us one of the largest pure-play public renewable companies in the world.

The Partnership holds an approximate 57.5% limited partnership interest in Brookfield Renewable Energy L.P. (“BRELP”), a Bermuda exempted limited partnership registered under the Limited Partnership Act 1883 and the Exempted Partnerships Act 1992.

RISK FACTORS

An investment in the Units involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from the Partnership’s Annual Report, and the other information incorporated by reference in this prospectus, as updated by the Partnership’s subsequent filings with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. For more information see “Where You Can Find More Information” and “Documents Incorporated by Reference.”

REASON FOR THE OFFER AND USE OF PROCEEDS

Unless the Partnership states otherwise in the applicable prospectus supplement accompanying this prospectus, the Partnership expects to use the net proceeds of the sale of the Units by the Partnership for general corporate purposes. The actual application of proceeds from the sale of any particular offering of the Units covered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The Partnership will not receive any proceeds from any sales of the Units offered by a selling unitholder.

DESCRIPTION OF THE LP UNITS

The LP Units are non-voting limited partnership interests in the Partnership. The Partnership is authorized to issue an unlimited number of LP Units. As of December 31, 2019, there were 178,977,800 LP Units outstanding (or 308,636,423 LP Units assuming the exchange of all of the redeemable/exchangeable partnership units of BRELP held by Brookfield Renewable Power Inc. (“BRPI”) (the “RPUs”)). The RPUs are subject to a redemption-exchange mechanism pursuant to which LP Units may be issued in exchange for RPUs on a one for one basis. The LP Units are listed on the NYSE under the symbol “BEP” and on the TSX under the symbol “BEP.UN”.

For more detailed information on the LP Units and the limited partnership agreement of the Partnership, see “Memorandum and Articles of Association — Description of the LP Units, Preferred Units and the Amended and Restated Limited Partnership Agreement of BEP” in the Partnership’s Annual Report and the other information incorporated by reference in this prospectus, as updated by the Partnership’s subsequent filings with the SEC that are incorporated herein by reference. Any material U.S. and Canadian federal income tax considerations related to the LP Units will be described in a prospectus supplement.

Withdrawal and Return of Capital Contributions

Holders of the LP Units are not entitled to the withdrawal or return of capital contributions in respect of LP Units, except to the extent, if any, that distributions are made to such holders pursuant to the amended and restated limited partnership agreement or upon the liquidation of the Partnership as described in the Annual Report or as otherwise required by applicable law.

Priority

Except to the extent expressly provided in the limited partnership agreement, a holder of LP Units will not have priority over any other holder of the LP Units, either as to the return of capital contributions or as to profits, losses or distributions.

No Pre-emptive and Redemption Rights

Unless otherwise determined by Brookfield Renewable Partners Limited, the general partner of the Partnership (the “General Partner”), in its sole discretion, holders of LP Units will not be granted any pre-emptive or other similar right to acquire additional interests in the Partnership. In addition, holders of the LP Units do not have any right to have their LP Units redeemed by the Partnership.

No Management or Control

The Partnership’s limited partners, in their capacities as such, may not take part in the management or control of the activities and affairs of the Partnership and do not have any right or authority to act for or to bind the Partnership or to take part or interfere in the conduct or management of the Partnership. Limited partners are not entitled to vote on matters relating to the Partnership, although holders of the LP Units are entitled to consent to certain matters as described in the limited partnership agreement of the Partnership which may be effected only with the consent of the holders of the percentages of outstanding LP Units specified in the partnership agreement. In addition, limited partners have consent rights with respect to certain fundamental matters and on any other matters that require their approval in accordance with applicable securities laws and stock exchange rules. Each LP Unit shall entitle the holder thereof to one vote for the purposes of any approvals of holders of LP Units.

DESCRIPTION OF PREFERRED LIMITED PARTNERSHIP UNITS

The material terms of any class or series of Preferred LP Units that we offer, together with any material U.S. and Canadian federal income tax considerations relating to such Preferred LP Units, will be described in a prospectus supplement.

The Partnership’s limited partnership agreement authorizes it to establish one or more classes, or one or more series of any such classes of Preferred LP Units with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Preferred LP Units), as shall be fixed by the General Partner, in its sole discretion, including: (i) the right to share in our profits and losses or items thereof; (ii) the right to share in our distributions; (iii) rights upon the dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, we may or shall be required to redeem the Preferred LP Units (including sinking fund provisions); (v) whether such Preferred LP Units are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Preferred LP Unit will be issued, evidenced by certificates, and assigned or transferred; and (vii) the requirement, if any, of each holder of Preferred LP Units to consent to certain partnership matters.

As of December 31, 2019, the Partnership had outstanding 2,885,496 Class A Preferred Limited Partnership Units, Series 5; 7,000,000 Class A Preferred Limited Partnership Units, Series 7; 8,000,000 Class A Preferred Limited Partnership Units, Series 9; 10,000,000 Class A Preferred Limited Partnership Units, Series 11; 10,000,000 Class A Preferred Limited Partnership Units, Series 13; and 7,000,000 Class A Preferred Limited Partnership Units, Series 15.

The issuance of Preferred LP Units may have the effect of discouraging, delaying or preventing a change of control of us. The issuance of Preferred LP Units with voting and conversion rights may adversely affect the voting power of the holders of our LP Units.

PLAN OF DISTRIBUTION

New Issues

The Partnership may sell Units to or through underwriters or dealers. The distribution of Units may be effected from time to time in one or more transactions at a negotiated fixed price or prices, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices. In connection with the sale of Units, underwriters may receive compensation from the Partnership or from purchasers of Units for whom they may act as agents in the form of concessions or commissions.

The prospectus supplement relating to Units will also set forth the terms of the offering of Units, including the names of any underwriters or agents, the purchase price or prices of the offered Units, the offering price, the proceeds to the Partnership from the sale of the offered Units, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

Under agreements which may be entered into by the Partnership, underwriters and dealers who participate in the distribution of Units may be entitled to indemnification by the Partnership against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters or dealers may be required to make in respect thereof. Those underwriters and dealers may be customers of, engage in transactions with, or perform services for, Brookfield Renewable in the ordinary course of business.

The Units (other than a secondary offering as detailed below) will be a new issue of securities. Certain broker-dealers may make a market in the Units but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Units or as to the liquidity of the trading market for the Units.

In connection with any underwritten offering of Units, the underwriters or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Units offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Secondary Offerings

Selling unitholder(s) may offer and sell all or a portion of the Units beneficially owned by them directly or through one or more underwriters or dealers. Unless otherwise specified in a prospectus supplement, the selling unitholder(s) will be responsible for underwriting discounts or commissions or agent’s commissions. The selling unitholder(s) may sell its or their Units in one or more transactions at negotiated fixed prices, at prevailing market prices at the time of the sale, or at varying prices determined at the time of sale. These sales may be effected in transactions which may be structured as block trades or using any other method permitted pursuant to applicable laws, rules and regulations, as described in the applicable prospectus supplement.

Underwriters or dealers may receive commissions in the form of discounts, concessions or commissions from the selling unitholder(s). In connection with sales of its Units or otherwise, selling unitholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Units in the course of hedging in positions they assume. The selling unitholder(s) may also sell its or their Units short and deliver Units covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The selling unitholder(s)  may also loan or pledge the Units to broker-dealers that in turn may sell such Units.

SELLING UNITHOLDERS

Information about selling unitholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in filings the Partnership makes with the SEC under the Exchange Act and incorporated by reference.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

The Partnership is organized under the laws of Bermuda. A substantial portion of the Partnership’s assets may be located outside of Canada and the United States and certain of the directors of the General Partner, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. The Partnership has expressly submitted to the jurisdiction of certain state and federal courts in New York and of the Ontario courts and has appointed an attorney for service of process in Ontario and in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors of the General Partner and experts who are not residents of Canada or the United States. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against the Partnership, the directors of the General Partner or the experts named in this prospectus since a substantial portion of the Partnership’s assets and the assets of such persons may be located outside of Canada and the United States.

The Partnership has been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be capable of being the subject of enforcement proceedings in Bermuda against the Partnership, the directors of the General Partner or the experts named in this prospectus depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over the Partnership, the directors of the General Partner or the experts named in this prospectus, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would issue a final and conclusive judgment in personam in respect of a judgment obtained in a

Canadian or U.S. court pursuant to which a defined sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty). The courts of Bermuda would give a judgment based on such a judgment as long as (i) the Canadian or U.S. court had proper jurisdiction over the parties subject to the Canadian or U.S. judgment; (ii) the Canadian or U.S. court did not contravene the rules of natural justice of Bermuda; (iii) the Canadian or U.S. judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the Canadian or U.S. judgment by the courts of Bermuda; and (vi) there is due compliance with the applicable common law rules in Bermuda governing the enforcement of a foreign judgment.

In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of the Partnership’s Bermuda counsel that an action brought pursuant to a public or penal law (including specified remedies under Canadian securities law or U.S. federal securities law), the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court. Further, no claim may be brought in Bermuda against the Partnership, the directors of the General Partner or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

LEGAL MATTERS

Unless otherwise specified in any applicable prospectus supplement, the validity of the Units and certain other legal matters with respect to the laws of Bermuda will be passed upon, on behalf of the Partnership, by Appleby (Bermuda) Limited, Bermuda counsel to the Partnership. As of the date hereof, the partners and other attorneys of Appleby (Bermuda) Limited beneficially own, directly or indirectly, in aggregate, less than one percent of the Partnership’s securities.

EXPERTS

The consolidated financial statements of the Partnership, incorporated in this prospectus by reference from the Partnership’s Annual Report, and the effectiveness of the Partnership’s internal control over financial reporting, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Ernst & Young LLP are located at Ernst & Young Tower, 100 Adelaide Street West, Toronto, ON M5H 0B3.

The consolidated financial statements of TerraForm Power for the year ended December 31, 2018, incorporated in this prospectus by reference from Amendment No. 2 of the Partnership’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018, and the effectiveness of TerraForm Power’s internal control over financial reporting as of December 31, 2018, excluding the internal control over financial reporting of Saeta Yield S.A., have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon and incorporated herein by reference, which as to the report on the consolidated financial statements of TerraForm Power is based in part on the report of Deloitte, S.L., independent registered public accounting firm, in connection with the consolidated financial statements of TERP Spanish HoldCo, S.L. and subsidiaries as of December 31, 2018, and for the period from June 12, 2018 to December 31, 2018. The report on the effectiveness of TerraForm Power’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Saeta Yield S.A. from the scope of such firm’s audit of internal control over financial reporting, which conclude, among other things, that TerraForm Power did not maintain effective internal control over financial reporting as of December 31, 2018, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission 2013 framework, because of the effects of the material weaknesses described in such reports. The consolidated financial statements of TerraForm Power are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of TerraForm Power as of December 31, 2017, and for each of the years in the two-year period ended December 31, 2017, have been incorporated in this prospectus by reference from Amendment No. 2 of the Partnership’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018 in reliance upon the report of KPMG LLP, independent registered public accounting firm, as stated in its report, which is incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing. The address of KPMG LLP is 8350 Broad St #900, McLean, VA 22102.

The consolidated financial statements of TERP Spanish HoldCo, S.L. (Sociedad unipersonal) and subsidiaries as of December 31, 2018, and for the period from June 12, 2018 to December 31, 2018 have been audited by Deloitte, S.L., independent registered public accounting firm, whose report thereon is incorporated by reference herein in reliance upon such firm’s authority as experts in accounting and auditing. The offices of Deloitte, S.L. are located at Plaza Pablo Ruiz Pirasso, 1, Torre Picasso, 28020, Madrid, Spain.

EXPENSES

The following are the estimated expenses of the offering of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by the Partnership.

SEC registration fees		$ *
NYSE supplemental listing fees		**
Transfer agent fees		**
Printing costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

*

The Partnership is registering an indeterminate amount of securities under the registration statement of which this prospectus forms a part and in accordance with Rules 456(b) and 457(r), the Partnership is deferring payment of all of the registration fee.

**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Brookfield Renewable Partners L.P.

Limited Partnership Units

Preferred Limited Partnership Units

PROSPECTUS

February 19, 2020

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The sections of the Registrant’s Annual Report entitled “Directors and Senior Management—Our Master Services Agreement”, “Directors and Senior Management—Indemnification and Limitations on Liability”, and “Memorandum and Articles of Association—Description of the LP Units, Preferred Units and the Amended and Restated Limited Partnership Agreement of BEP—Indemnification; Limitations on Liability” include disclosure relating to the indemnification of the Partnership’s directors and officers and are incorporated by reference herein.

ITEM 9. EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit	Description

1.1	Form of Underwriting Agreement.*

3.1(1)	Certificate of Registration of Brookfield Renewable Energy Partners L.P., dated June 29, 2011

3.2(1)	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P., dated August 29, 2011.

3.3(1)	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P., dated December 21, 2011.

3.4(1)	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P., dated May 11, 2012.

3.5(2)	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Partners L.P., dated May 4, 2016.

3.6(1)	Certificate of Deposit of Memorandum of Increase of Share Capital, dated November 23, 2011.

3.7(3)	Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated May 3, 2016.

3.8(4)	First Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated May 25, 2016.

3.9(5)	Second Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 14, 2017.

3.10(6)	Third Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated January 16, 2018.

3.11(7)	Fourth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 28, 2019.

3.12(8)	Fifth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated March 11, 2019.

3.13(1)	Articles of Incorporation of Brookfield Renewable Partners Limited.

3.14(1)	Form 13 Amending the Registered Office of Brookfield Renewable Partners Limited.

3.15(9)	Bye-laws of Brookfield Renewable Partners Limited.

5.1	Opinion of Appleby (Bermuda) Limited, as to the validity of the LP Units and the Preferred LP Units.

23.1	Consent of Ernst & Young LLP, with respect to Brookfield Renewable Partners L.P.’s audited financial statements as of and for the three-year period ended December 31, 2018.

23.2	Consent of KPMG LLP, with respect to TerraForm Power’s financial statements as of and for the two-year period ended December 31, 2017.

23.3	Consent of Ernst & Young LLP, with respect to TerraForm Power’s financial statements as of and for the year ended December 31, 2018.

23.4	Consent of Deloitte, S.L., independent registered public accounting firm of TERP Spanish HoldCo, S.L. and subsidiaries.

23.5	Consent of Appleby (Bermuda) Limited (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Partnership’s Registration Statement on Form F-3 (File No. 333-224206) filed on April 9, 2018).

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference, if applicable.
(1)	Filed as an exhibit to Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference.
(2)	Filed as an exhibit to Form 6-K on May 4, 2016, and incorporated herein by reference.
(3)	Filed as an exhibit to Form 6-K on May 6, 2016, and incorporated herein by reference.
(4)	Filed as an exhibit to Form 6-K on May 26, 2016, and incorporated herein by reference.
(5)	Filed as an exhibit to Form 6-K on February 14, 2017, and incorporated herein by reference.
(6)	Filed as an exhibit to Form 6-K on January 17, 2018, and incorporated herein by reference.
(7)	Filed as an exhibit to Form 6-K on February 28, 2019, and incorporated herein by reference.
(8)	Filed as an exhibit to Form 6-K on March 11, 2019, and incorporated herein by reference.
(9)	Filed as an exhibit to our 2015 Form 20-F as filed on February 26, 2016, and incorporated herein by reference.

ITEM 10. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20-percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(5) That for the purpose of determining liability under the Securities Act to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; and

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on this 19th day of February, 2020.

BROOKFIELD RENEWABLE PARTNERS L.P., by its general partner, BROOKFIELD RENEWABLE PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on this 19th day of February, 2020.

Signature	Title

*	Chief Executive Officer of
Sachin Shah	its service provider, BRP Energy Group L.P.
(Principal Executive Officer)

*	Chief Financial Officer of
Wyatt Hartley	its service provider, BRP Energy Group L.P.
(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors
Jeffrey Blidner

/s/ Nancy Dorn	Director
Nancy Dorn

*	Director
Eleazar de Carvalho Filho

*	Director
David Mann

*	Director
Lou Maroun

/s/ Stephen Westwell	Director
Stephen Westwell

*	Director
Patricia Zuccotti

* By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Renewable Partners L.P. in the United States, on this 19th day of February, 2020.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative